UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 23, 2008

EnergySolutions, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-33830	51-0653027
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

423 West 300 South
Suite 200
Salt Lake City, Utah	84101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(801) 649-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, EnergySolutions, Inc. (the “Company”) announced that Alan M. Parker, who was previously serving as the Company’s Executive Vice President and Chief Operating Officer, has accepted a position leading the Company’s Magnox decommissioning projects in the United Kingdom as the Chief Operating Officer of EnergySolutions EU, Ltd., a wholly-owned subsidiary of the Company.  Raul A. Deju, currently serving as the Company’s President and Chief Administrative Officer, will replace Mr. Parker as Chief Operating Officer of the Company.  Val J. Christensen, currently serving as Executive Vice President, General Counsel and Secretary of the Company, will replace Mr. Deju as the Company’s President.  These appointments became effective on December 23, 2008.

Raul A. Deju.  Dr. Deju, who is 62 years old, has been our President and Chief Administrative Officer since October 2006. Before joining EnergySolutions, Dr. Deju served between 2004 and 2006 as one of the founders and CEO of DMA, Inc. a consulting and investments company. From 1997 to 2002, Dr. Deju served as one of the founders, President and Chief Operating Officer of ISG Resources, which was merged with Headwaters Incorporated, and stayed as President of Headwaters’ Resources Group from 2002 to 2004.  Prior thereto, he served as Western Regional President of Chemical Waste Management, Inc. and in senior executive positions at International Technology, Inc. (now Shaw Group) and at URS, Inc.  Dr. Deju started his professional career with Gulf Oil Co. principally involved with its Uranium Mining subsidiary and later on at the DOE’s Hanford Site.  Dr. Deju served in Advisory Committee Roles with the U.S. Secretary of Commerce and the U.S. EPA Administrator.  Dr. Deju received both his B.S. and his Ph.D. from the New Mexico Institute of Mining and Technology.  Dr. Deju has served on the faculty of the University of California, the University of Pittsburgh, St. Mary’s College and J. F. Kennedy University’s M.B.A. Program and served as Chair of the Bi-national US-Mexico Environmental Committee during the North American Free Trade Agreement’s formative process.  Dr. Deju was recognized as one of the 25 Most Influential Latinos in the San Francisco Bay Area and has received Congressional, State and City of San Francisco recognitions.

Val J. Christensen.  Mr. Christensen, who is 55 years old, has been an Executive Vice President and our General Counsel and Secretary since May 2006.  From 1989 to 2006, Mr. Christensen served in various executive positions at Franklin Covey Co., eventually as Executive Vice President, General Counsel and Secretary as well as being a director.  Prior to that, he was a partner at the law firm LeBoeuf, Lamb, Leiby & MacRae, where he handled commercial litigation and general business matters in the firm’s Salt Lake City office from 1986 to 1989.  Mr. Christensen is a director of Dynatronics, Inc.  He received a B.A and J.D. from Brigham Young University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnergySolutions, Inc.

Dated: December 29, 2008	By	/s/ Val J. Christensen
Val J. Christensen, President